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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Genesis Health Ventures, Inc., dated as of February 11, 2002, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Date:    February 11, 2002                     ANGELO, GORDON & CO., L.P.

                                               By: AG Partners, L.P.
                                                   Its General Partner

                                               By: /s/ Michael L. Gordon, Jr.
                                                   -----------------------------
                                               Name:  Michael L. Gordon, Jr.
                                               Title: General Partner

Date:    February 11, 2002                     JOHN M. ANGELO

                                               /s/ John M. Angelo
                                               ---------------------------------

Date:    February 11, 2002                      MICHAEL L. GORDON

                                                /s/ Michael L. Gordon
                                               ---------------------------------